UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 14, 2015 (January 13, 2015)

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Amendment of a Material Definitive Agreement

On January 13, 2015, MOCON, Inc. (“MOCON”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amended the Credit Agreement (as amended, the “Credit Agreement”) between MOCON and Wells Fargo Bank, National Association (“Wells Fargo”) dated March 28, 2012. Pursuant to the Third Amendment, the revolving credit line available to MOCON under the Credit Agreement will, effective as of December 31, 2014, remain at $6.0 million through March 28, 2016, the date on which the credit line expires under the Credit Agreement.

MOCON and Wells Fargo also agreed to certain other matters as set forth in the Third Amendment, and the description of the Third Amendment set forth above is qualified by the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement dated January 13, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: January 13, 2015	By:	/s/ Elissa Lindsoe
Elissa Lindsoe Vice President, Chief Financial Officer, Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Third Amendment to Credit Agreement dated January 13, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association	Filed herewith.

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